American Realty Capital Properties

Corporate Profile

American Realty Capital Properties, Inc. (NASDAQ: ARCP) is the world's largest net lease real estate investment trust ("REIT")[1] that acquires, owns and operates single-tenant and multi-tenant commercial real estate properties. ARCP's high-quality property portfolio is leased to corporate tenants. These tenants are primarily investment grade rated[2] occupying properties located at the corner of "Main & Main" and in other well-trafficked, strategic locations. Unlike other net lease REITs, ARCP focuses on acquiring both mid-term and long-term leases which provide for both monthly income generation and "outsized" growth potential over the longer term.

For more information on ARCP's property portfolio, please visit the company's **Portfolio** page.


ARCP (+3.92%)


ARCP Volume

Period: One Year

Stock Quote

Trading Symbol	ARCP
Exchange	NASDAQ
Market Value ($M)	12,003.56
Market Summary	$13.22
Change	$(0.03)
Percent Change	(0.23)%
Volume	1,606,059

As of September 9, 2014 11:03 AM Minimum 20 minute delay

Upcoming Events

September 30, 2014
JMP Securities Financial Services and Real Estate Conference

September 10, 2014
Bank of America Merrill Lynch Global Real Estate Conference 2014

September 9, 2014
Wells Fargo Securities 3rd Annual Net Lease REIT Forum

Announcements

2014 ARCP Investor Day Webcast
Wednesday, September 17, 2014
8:00 AM ET
Listen to Webcast
Please enter name and email to register

News Releases

September 5, 2014
American Realty Capital Properties Experiences Upward Trajectory in Equity Raise for Cole Capital®, as Expected

September 2, 2014
American Realty Capital Properties Announces Expected Liquidity Event for Cole Corporate Income Trust through $3.1 Billion Merger with Select Income REIT

August 20, 2014
American Realty Capital Properties Announces Monthly Common Stock and Series F Preferred Stock Dividends for September 2014

Recent Downloads

- September 2014 Investor Presentation
- American Realty Capital Properties Q2 Earnings Call Presentation
- Six-Month Update: On The Road to Long-Term Value Creation
- ARCP REITWeek 2014 Investor Presentation
- Revised ARCP/Cole Merger Presentation
- Rating Action: Moody's

Contact Information

American Realty Capital Properties, Inc.,
405 Park Avenue
15th Floor
New York, NY 10022
(212) 415-6500

Investor Relations
(877) 405-2653

Transfer Agent

Written requests
Computershare
P.O. Box 43078
Providence, RI 02940

By overnight delivery:
Computershare
250 Royall Street
Canton, MA 02021

Telephone inquiries
TFN - 800-736-3001 (US, Canada, Puerto Rico)
TN - 781-575-3100 (non-US)

Email
web.queries@computershare.com

1 By enterprise value

2 "Investment grade" is a determination made by major credit rating agencies, and "credit-worthy" tenants are as determined by us based on our own understanding of the tenant's financial condition after employing our underwriting procedures.

www.arcpreit.com



About
Portfolio
Capabilities
Investors
The Largest Publicly Traded Net Lease REIT*
Current Investors »
Potential Investors »
*by enterprise value
Click to Learn More About
COLE

Our Dual Lease Strategy Provides Durability and Growth

Stock Quote

$13.2

$(0.05)

As Of 9/9/2014 11:11 AM

Updates & News

2014 ARCP Investor Day Webcast
Wednesday, September 17, 2014 | 8:00 a.m. ET
Listen to Webcast
Please enter your name and email address to register.

September 5, 2014

American Realty Capital Properties Experiences Upward Trajectory in Equity Raise for Cole Capital®, as Expected

Read More »

September 2, 2014

American Realty Capital Properties Announces Expected Liquidity Event for Cole Corporate Income Trust through $3.1 Billion Merger with Select Income REIT

Read More »

July 29, 2014

American Realty Capital Properties Second Quarter Earnings Call Presentation

Read More »

July 29, 2014

American Realty Capital Properties Announces Second Quarter 2014 Operating Result

Read More »